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Electronic                                        1077 Business Center Circle
Sensor                                            Newbury Park, California 91320
Technology                                        Tel. (805) 480-1994
                                                  FAX (805) 480-1984

October 3, 2005



James Frey
1305 Ballantre Court
McClean, VA 22101


Dear Jim:


          On February 21, 2005, you entered into a letter agreement with Electronic Sensor Technology, Inc., a Nevada Corporation (the "Company"), pursuant to which the Company appointed you to the position of Chairman of the Board of Directors for the Company for a two year term (the "Letter Agreement"). To induce you to serve as Chairman of the Board of Directors of the Company, the Company made certain assurances to you regarding equity compensation ("Assurances") and purported to execute on those assurances by means of the Letter Agreement. Following the execution and delivery of the Letter Agreement, each of you and the Company have concluded that the Letter Agreement did not satisfy the Assurances. Accordingly, as no meeting of the minds has occurred, each of you and Company agree that the Letter Agreement is null and void and that each of you and the Company shall be restored to your and its respective position prior to the execution and delivery of the Letter Agreement.

          Until such time, if any, as (i) you and the Company shall enter into a new agreement, (ii) you resign or are replaced as Chairman of the Board of Directors or (iii) you cease being a director of the Company, you shall continue to serve as Chairman of the Board of Directors of the Company. Execution by you of this letter (which may be in counterparts) in the space provided below shall indicate your agreement to the terms outlined above. This letter is to be construed and enforced in accordance with the internal laws of the State of Nevada and contains the entire agreement of the parties with respect to the subject mater hereof. This letter may not be assigned by either party.


AGREED TO AND ACCEPTED:                           ELECTRONIC SENSOR TECHNOLOGY,
                                                  INC.


/s/ James Frey                                    By:     /s/ Matthew S. Collier
------------------------------------------           ---------------------------
James Frey                                        Matthew S. Collier
                                                  President and Chief Executive
                                                  Officer